UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The disclosures made under Item 8.01 below are hereby incorporated by reference into this Item 5.02(e).

Item 8.01. Other Events.

On April 13, 2011, the board of directors (the “Board”) of Cray Inc. (the “Company”) approved the implementation of a series of governance changes that will, among other things, affect the future compensation of the Company’s executive officers. These changes had been previously recommended to the Board by its Compensation Committee as part of its 2011 annual review of the Company’s compensation practices and policies and include the following:

•

Amendments to each of the Company’s existing equity incentive plans to eliminate any previously existing share recycling provisions (as a result, in the future, any shares of our common stock that are either tendered as payment for an option or withheld for payment of taxes will be not added back to the overall pool of shares available for future grant under the applicable plan);

•

Implementation of a new policy that requires the removal of any tax gross-up payment obligations under Internal Revenue Code Section 280G in any existing agreement or arrangement with any executive officer in the event the material compensation terms of any such arrangement or agreement are amended in a manner that is materially favorable to such executive officer and that no gross-up payments be included in any new agreement we enter into with new or existing executive officers;

•

Adoption of stock ownership guidelines for the Company’s Chief Executive Officer that provide that, within the later of five years from appointment as Chief Executive Officer and February 2016, the Chief Executive Officer is required to hold at least 200,000 vested shares of the Company’s common stock, which amount represents at least three (3) times the value of the current base salary of the Company’s Chief Executive Officer based on the closing price of the Company’s common stock as of December 31, 2010;

•

Adoption of stock ownership guidelines for the Board that provide that, within the later of five years from his or her commencement of service on the Board and February 2016, each of member of the Board is required to hold at least 15,000 vested shares of the Company’s common stock, which amount represents at least five (5) times the current annual retainer for a member of the Board based on the closing price of the Company’s common stock as of December 31, 2010; and

•

Adoption of a recoupment or “clawback” policy for cash and equity incentive awards paid to executive officers of the Company, which provides that if an executive officer’s actual compensation was based upon the achievement financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements and the executive officer’s fraud or intentional illegal conduct materially contributed to that financial restatement (and the financial restatement resulted in greater compensation than would have otherwise been received), then the Board may (in addition to any other remedies available to the Company under applicable law) cancel any outstanding compensation award granted after the adoption of the policy and require recoupment of all or a portion of any after-tax portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after the adoption of the policy.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 18, 2011

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino
Vice President and General Counsel